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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 27, 2000


                       United States Lime & Minerals, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
           Texas                            000-04197                      75-0789226
(STATE OR OTHER JURISDICTION OF       (COMMISSION FILE NUMBER)         (I.R.S. EMPLOYER
       INCORPORATION)                                                  IDENTIFICATION NO.)


13800 Montfort Drive, Suite 330, Dallas, Texas                                75240
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                  (ZIP CODE)
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        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (972) 991-8400




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ITEM 5. OTHER EVENTS.

        On December 27, 2000, the Company issued a news release announcing that the Company's Board of Directors had accepted the resignation of Herbert G.A. Wilson as President, Chief Executive Officer and Director effective December 8, 2000, that the Board had appointed Timothy W. Byrne as President and Chief Executive Officer effective that date, and that the Company had set the per share price for its rights offering. Reference is made to the news release, the text of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference, for a complete description of the events reported pursuant to this
Item 5.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  10.1 Subordinated Promissory Note dated as of December 27, 2000 among the Company, Texas Lime Company, Arkansas Lime Company, and Inberdon Enterprises Ltd.

                  10.2 First Amendment to Credit Agreement dated as of December 27, 2000 among the Company, Texas Lime Company, Arkansas Lime Company, the Lenders (as defined in the First Amendment to Credit Agreement) and First Union National Bank, as Administrative Agent.

                  99.1     News release dated December 27, 2000.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UNITED STATES LIME & MINERALS, INC.


Dated:  January 18, 2001
                                       By: /s/ TIMOTHY W. BYRNE
                                          -------------------------------------
                                          Timothy W. Byrne
                                          President and Chief Executive Officer



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                                INDEX TO EXHIBITS

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
EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
 10.1          Subordinated Promissory Note dated as of December 27, 2000 among the Company, Texas Lime Company, Arkansas Lime Company, and
               Inberdon Enterprises Ltd.

 10.2 First Amendment to Credit Agreement dated as of December 27, 2000 among the Company, Texas Lime Company, Arkansas Lime Company, the Lenders (as defined in the First Amendment to Credit Agreement) and First Union National Bank, as Administrative Agent.

 99.1          News release dated December 27, 2000.
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